Exhibit 3.05
BYLAWS
OF
NUTRACEA

(as amended, effective May 31, 2006)

ARTICLE I
Offices

The principal executive office of NutraCea (the "Corporation") shall be at 1261 Hawk's Flight, El Dorado Hills, California. The Corporation may also have offices at such other places within or without the State of California, as the board of directors shall from time to time determine.

ARTICLE II
Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of California as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meetings. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the secretary or the officer performing his duties, not less than ten (10) days nor more than sixty (60) days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of a dividend or other distribution, o r for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed or if notice is waived, the close of business on the day next preceding the day on which the meeting is held or the date on which the resolution of the board of directors declaring such dividend or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof; provided that the board of directors may fix a new record date for the adjourned meeting.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten (10) days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of California, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8. Quorum. Unless otherwise provided in the Corporation's Articles of Incorporation or applicable law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of location, day and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of quorum at the meeting.

SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 10. Voting. Except with respect to the election of directors, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Corporation's Articles of Incorporation. Directors shall be elected by a plurality of the votes of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting at which a quorum is present, unless a greater number is required by law or the Corporation's Articles of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are expanded, limited or denied by the Corporation's Articles of Incorporation or by a resolution of the board of directors designating a series of preferred stock. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Unless permitted by the Corporation's Articles of Incorporation, no stockholder shall be entitled to cumulate his votes in an election of directors.

SECTION 11. Action by Written Consent Without a Meeting. Any action required or permitted by law, the Corporation's Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Consent does not have to be unanimous. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified o r registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation. Unless consents were solicited from all shareholders, at least ten (10) days' notice of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders from whom consents were not solicited.

SECTION 12. Advance Notice of Stockholder Nominations.

Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days prior to the meeting; provided, however, that in the event less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare at the meeting and the defective nomination shall be disregarded.

SECTION 13. Advance Notice of Stockholder Business.

At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before the meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to the principal executive offices of the corporation not less than forty five (45) days prior to the date on which the corporation first mailed proxy materials for the prior year's annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the corporation's prior year's annual meeting, then the corporation's Board of Directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board of Directors. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the corporation, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

This Section 13 shall take effect following the 2006 Annual Meeting of Stockholders.

ARTICLE III
Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

SECTION 2. Number, Term and Election. The authorized number of directors of the Corporation shall be such number, not less than five (5) and not more than nine (9), with the current number of directors set at eight (8). The number of directors shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action and this Section 2 may not be amended except with the approval of the stockholders representing a majority of the voting stock outstanding at any time.

SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or two-thirds of the directors. The person calling the special meeting of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of the directors may participate in regular special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5. Notice. Notice of the time and place of special meetings shall be delivered personally, by telephone or by electronic transmission (as defined under California Corporations Law) to each director or sent by first-class mail (or electronic transmission), charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or electronic transmission, it shall be delivered personally or by telephone or by electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, and need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation.

Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

SECTION 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation's Articles of Incorporation, or the General Corporation Law of the State of California.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the board of directors or of the committee, as the case may be, and the writing or writings are filed with the minutes or proceedings of the board or committee.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman.

SECTION 10. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

SECTION 11. Compensation. Directors, as such, may be paid their expenses, if any, of attendance at each meeting, and receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

SECTION 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a material financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders; or (iv) the material facts as to his or their relationship or interest and as to the contract or transaction is not known to the director or officer at the time the transaction is brought before the board of directors or a committee of the board of directors for action. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board.

All committees shall keep regular minutes of its proceedings and report the same to the board of directors when required. To the extent applicable, the provisions of Article III of these Bylaws governing the meetings of the board of directors shall likewise govern the meetings of any committee thereof.

ARTICLE V
Officers

SECTION 1. Positions. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer, each of whom shall be elected by the board of directors. The board of directors may also elect one or more vice presidents and designate any such vice president as an executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. Any two or more offices may be held by the same person.

SECTION 2. Election of Officers. The officers of the Corporation shall be appointed by the board of directors. The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

Appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law.

SECTION 3. Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the board of directors.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws, the board of directors or a duly authorized committee thereof may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds o f the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII
Certificates for Shares

SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by Certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a Certificate may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon such Certificate shall have ceased to be such officer before the Certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. Lost Certificates. The board of directors may direct a new Certificate to be issued in place of any Certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new Certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII
Fiscal Year

The fiscal year of the Corporation shall be established by the board of directors.

ARTICLE IX
Dividends

Dividends upon the stock of the Corporation, subject to the provisions of the Corporation's Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

ARTICLE X
Indemnification

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative o r investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Power to Indemnify in Actions Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or m after as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3. Authorization of Indemnification.Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of California for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X.

SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification o f t he persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of California, or otherwise.

SECTION 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article X.

SECTION 9. Certain Definitions. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent o f a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article X), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

ARTICLE XI
Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XII
Amendments

SECTION 1. Amendment by Stockholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

SECTION 2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article XII, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.